SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement ("Agreement"), dated as of January ___, 2006, is made and entered into among Online Processing, Inc., a Nevada corporation (“Shell Corp.”), Diguang International Holdings Ltd. ("Operating Corp."), a British Virgin Islands corporation, the owners of record of all of the issued and outstanding stock of Operating Corp. are listed in Exhibit A (the “Shareholders”), and Terri Wonderly (the "Shell Indemnifying Shareholder").

RECITALS

A. The common stock of Shell Corp. is currently traded publicly on the Over the Counter Bulletin Board (OTCBB).

B. In order to enable the Shell Corp., which will wholly-own the Operating Corp. thereafter, to qualify as a publicly listed company to be traded on the NASDAQ National Market in the U.S., the Shareholders have agreed to transfer to Shell Corp., and Shell Corp. has agreed to acquire from the Shareholders, 100% of the common stock of Operating Corp. and their related rights (the “Operating Corp. Stock”) in exchange for 18,250,000 common shares of Shell Corp. and their related rights (the “Shell Corp. Stock”), such that the Shareholders will become the absolute majority shareholders of the Shell Corp., pursuant to the terms and conditions set forth in this Agreement.

C. As a result of the transaction contemplated by this Agreement (the “Share Exchange”), at the Closing of this Agreement (as defined in Section 2), Operating Corp. will become a wholly owned subsidiary of Shell Corp., and Shell Corp. will change its name to Diguang International Development Co. Limited (“Diguang International”).

Now, therefore, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1. Exchange of Stock.

(a) The Shareholders agree to transfer to Shell Corp., and Shell Corp. agrees to acquire from the Shareholders, all of the Shareholders' right, title and interest in the Operating Corp. Stock, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances or adverse claims of any nature.

(b) Simultaneously with the Closing, Shell Corp. will redomicile to the British Virgin Islands, the capital stock of Shell Corp. will have been reversed split on a 3 shares for 5 shares basis and Terri Wonderly will have agreed to cancel, and Shell Corp. will have cancelled, 4,967,940, shares (after giving effect to the 3 for 5 reverse split discussed herein) of common stock of Shell Corp., all in compliance with the laws of the State of Nevada and the British Virgin Islands, leaving a total of 1,943,000 shares outstanding.  Concurrent with the redomicile and the above duly authorized corporate actions, at the Closing, (i) simultaneously with the surrender by the Shareholders of the certificates or other instruments evidencing the Operating Corp. Stock, duly endorsed for transfer to Shell Corp., Shell Corp. will cause 18,250,000 shares of the Shell Corp. Stock (subject to adjustment for fractionalized shares as set forth in Exhibit A) to be issued to the Shareholders (or their designees) and to be delivered to the Shareholders, in full satisfaction of any right or interest which each Shareholder held in the Operating Corp. Stock, each in the amount and proportion set forth next to the Shareholders' respective names in Exhibit A; and (ii) Shell Corp. will issue another 2,400,000 shares of common stock for raising US$12,000,000 in gross proceeds.  All amounts of Shell Corp. stock to be issued to the Shareholders and other investors by Shell Corp. will occur after the 3 for 5 reverse split and cancellation of stock contemplated by this Agreement have been successfully completed.  The parties agree that the 3 for 5 reverse split may occur simultaneously and as a part of the redomicile to British Virgin Islands. A copy of the proposed Memorandum and Articles of Association of Shell Corp. in the British Virgin Islands is attached hereto as Schedule 1(b).

2. Closing

(a)The parties to this Agreement will hold a closing (the "Closing") for the purpose of executing and exchanging all of the documents contemplated by this Agreement and otherwise effecting the transactions contemplated by this Agreement.  The Closing will be held as soon as possible, and it is currently anticipated that it will occur on or before January 20, 2006, at the Law Offices of Louis E. Taubman, P.C., 225 Broadway, Suite 1200, New York, NY 10007, unless another place or time is mutually agreed upon in writing by the parties.  All proceedings to be taken and all documents to be executed and exchanged at the Closing will be taken, delivered and executed simultaneously, and no proceeding will be deemed taken, nor any documents deemed executed or delivered, until all have been taken, delivered and executed.  If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier; provided, however, that any documents received by a party prior to the delivery of all documents required to complete the Closing will be held by the receiving party in trust for the benefit of the delivering party until all documents required to complete the Closing have been exchanged.

(b) With the exception of any stock certificates that must be in their original form, the parties of this Agreement agree that any copy, fax, e-mail or other accurate reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of all the copies for the original writing or transmission or signature. The originals will be promptly delivered thereafter.

 3. Representations and Warranties of Shell Corp..

Shell Corp. represents and warrants as follows:

(a) Shell Corp. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada in USA and is licensed or qualified in all states in which the nature of its business or the character or ownership of its properties makes such business licensing or qualification necessary.  Simultaneously with the Closing, Shell Corp. will redomicile in the British Virgin Islands.

(b) The authorized capital stock of Shell Corp. consists of (i) 25,000,000 shares of common stock, US$0.001 par value per share, of which 1,943,000 of which will be issued and remain outstanding as of the Closing Date and prior to the stock exchange contemplated herein, following the completion of the 3 for 5 reverse split of the Shell Corp.’s stock contemplated by Section 7(g) and the cancellation of 4,967,940 shares immediately thereafter as contemplated by Section 7(h).  All issued and outstanding shares of Shell Corp.'s common stock are fully authorized, validly issued, fully paid and nonassessable.

(c) Except for the above-described shares of capital stock, there are no outstanding shares of capital stock or other securities or other equity interests of Shell Corp. or rights of any kind to acquire such stock, other securities or other equity interests, except for 2,400,000 shares of common stock to be issued for raising US$12,000,000 in gross proceeds in connection with, and simultaneously occurring at, the Closing, and 18,250,000 shares of common stock to be issued to the Shareholders at the Closing. No party has any rights to acquire any of the stock of Shell Corp., and there will be no such obligation outstanding at the Closing，except as set forth in Exhibit A.

(d) Shell Corp. has no subsidiaries.

(e) Shell Corp. has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein.  Execution and delivery of this Agreement and performance by Shell Corp. hereunder (including issuance of the Shell Corp. Stock) have been duly authorized by all requisite corporate action on the part of Shell Corp., and this Agreement constitutes a valid and binding obligation of Shell Corp., and Shell Corp.’s performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or any law or regulation, to which any property of Shell Corp. is subject or by which Shell Corp. is bound.

(f) Shell Corp. has minimal assets and liabilities and its liabilities, actual, contingent or otherwise, as of the Closing, other than liabilities incurred in connection with the share exchange or the other activities and transactions contemplated in this Agreement, shall be less than US$30,000.

(g) There is no litigation or proceeding pending or, to Shell Corp.’s knowledge, threatened, against or relating to Shell Corp., its properties or its business.

(h) Shell Corp. is not a party to any material contract.  For purposes of Shell Corp. as discussed in this Agreement, “material” shall mean any contract, debt, liability, claim or other obligation valued or otherwise worth US$2,500 or more.

(i) Other than Terri Wonderly, acting as president and sole director, Shell Corp. has no officers, directors or employees.

(j) No current officer, director, affiliate or person known to Shell Corp. to be the record or beneficial owner in excess of 5% of Shell Corp.’s common stock or any person known to be an associate of any of the foregoing is a party adverse to Shell Corp., or has a material interest adverse to Shell Corp. in any material pending legal proceeding.

(k) Shell Corp. has filed properly and timely all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes and all assessments, fees and charges which it is obligated to pay by federal, state or other taxing authority to the extent that such taxes, assessments, fees and charges have become due.  Shell Corp. has also paid all taxes which do not require the filing of returns and which are required to be paid by it. The tax liabilities that have accrued, but have not become payable have been adequately reflected as liabilities in the financial statements of Shell Corp.

(l) The audited financial statements provided to Operating Corp. are made in accordance with U.S. Generally Accepted Accounting Principles (US “GAAP”) and fairly present the financial condition of Shell Corp. in such statements dated as of June 30,  2005.

(m) Shell Corp. has had the opportunity to perform all due diligence investigations of Operating Corp. and its business as Shell Corp. has deemed necessary or appropriate and to ask all questions of the officers and directors of Operating Corp. that Shell Corp. wished to ask, and Shell Corp. has received satisfactory answers to all of its questions regarding the Operating Corp.. Shell Corp. has had access to all documents and information about Operating Corp. and has reviewed sufficient information to allow it to make the satisfactory evaluation on the merits and risks of the transactions contemplated by this Agreement.

(n) Shell Corp. is acquiring the Operating Corp. Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof. There are no other agreements purporting to restrict the issuance or transfer of the Shell Corp.’s Shares nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Shell Corp. Shares.  The Shell Corp. Shares to be issued to the Shareholders will be duly authorized and validly issued, fully paid and non-assessable by the Shell Corp., and the issuing procedures shall be in full compliance with all US federal, and state laws and SEC rules and regulations and the laws of the British Virgin Islands.

(o) Since June 30, 2005, Shell Corp. has not  experienced or suffered any Material Adverse Effect.

(p) Shell Corp. has not incurred any liabilities, obligations, claims or losses as of the date of this Agreement (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of Shell Corp.’s business or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(q) As of the date of this Agreement, no event or circumstance has occurred or to the knowledge of Shell Corp. exists with respect to Shell Corp. or its business, properties, operations or financial condition, which has not been disclosed to Operating Corp. in writing or has not otherwise been disclosed in Shell Corp.’s public filings made with the SEC.

(r) Shell Corp. has good and valid title to all of its real and personal property reflected in the Financial Statements, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except to the extent that any such mortgages, pledges, charges, liens, security interests or other encumbrances would not, individually or in the aggregate, cause a Material Adverse Effect. All said leases of Shell Corp. are valid and subsisting and in full force and effect.

(s) The business of Shell Corp. has been and is presently being conducted in accordance with all applicable US federal, state and local governmental laws, rules, regulations and ordinances.  Shell Corp. has all franchises, permits, licenses, consents and the regulatory authorizations and approvals required by government necessary for the conduct of its business as now being conducted by it, except to the extent the failure to possess such franchises, permits, licenses, consents and the regulatory authorizations and approvals would not, in the individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

 (t) Except as set forth on Schedule 3(t) hereto, Shell Corp. has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

(u) Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to Operating Corp. by or on behalf of Shell Corp. in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(v) Shell Corp. owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(w) Shell Corp. has obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws issued from US Federal and State government.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including (but not limited to) all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  To the best of Shell Corp.’s knowledge, Shell Corp. has all necessary governmental approvals required under all Environmental Laws as necessary for Shell Corp.’s business.  To the best of Shell Corp.’s knowledge, Shell Corp. is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting Shell Corp. that violate or may violate any Environmental Law after the Closing Date or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation．

 (x) There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) Shell Corp., or any of its customers or suppliers and (b) any officer, employee, consultant or director of Shell Corp., or any person owning at least 5% of the outstanding capital stock of Shell Corp. or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder，which, in each case, has not been disclosed in writing to Operating Corp.

(y) Shell Corp. has not been the subject of any enforcement or other actions which have questioned its compliance with applicable rules (including without limitation US Securities and Exchange Commission (" SEC")  rules and regulations) and the trading rules (OTCBB) since the inception of its trading on OTCBB in USA.  To the best of Shell Corp.’s knowledge, its shares are eligible for trading publicly on OTCBB as of the date of this agreement. Shell Corp. has received no notice that its common stock is not eligible for quotation and is unaware of any legal encumbrance and contrived encumbrance to suspend, stop or terminate the trading in its shares which could negatively affect its application for being transferred to the Nasdaq National Market in USA, provided all substantive listing criteria are otherwise also met by Operating Corp.’s business.

(z)    Shell Corp. is a voluntary filer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Shell Corp. files reports with the SEC pursuant to Section 15(d) of the Exchange Act.  During the periods which its stock has been publicly traded on OTCBB, Shell Corp. has duly submitted all documents and filings, which are required by the Nasdaq and/or the SEC in accordance with applicable securities laws, rules and regulations (including without limitation, Section 13(a) or 15(d) of the Exchange Act, the applicable rules and regulations of the SEC promulgated thereunder and the listing requirements of the OTCBB).

(aa)   Shell Corp. has filed all reports, schedules, forms and statements required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (the "SEC Documents").  As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Shell Corp. included in the SEC Documents were prepared in accordance with US GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Shell Corp. and its consolidated subsidiaries and results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(bb) For the purposes of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the Shell Corp. on any condition, circumstance, or situation that could result in litigation, claims, disputes or property loss in excess of US$30,000 in the future, and that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

(cc)

Indemnity by Shell Indemnifying Shareholder

For a period of six months following the Closing, the Shell Indemnifying Shareholder will indemnify and hold harmless the Shareholders, Operating Corp., and each of its officers, directors and employees, (the "Shareholder Indemnified Parties"), from any loss, damage, liability, or expense (including, without limitation, expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding against any thereof) incurred or suffered by the Shareholder Indemnified Parties, and arising out of or resulting from (i) a breach of the representations and warranties of Shell Corp. provided in Section 3 hereto, or (ii) any liability, contingent or otherwise, of Shell Corp. before the Closing Date not otherwise disclosed herein or in the Shell Corp.’s filings made pursuant to the Securities Exchange Act of 1934 (the “SEC Filings”), except to the extent that such breach or liability does not result in a Material Adverse Effect (as defined in paragraph 3(bb)). Notwithstanding anything provided for herein, the Shell Indemnifying Shareholder’s total obligation under this Section 3(cc) shall be limited to and shall not under any circumstances exceed US $700,000.

4. Representations and Warranties of Operating Corp.

Operating Corp. represents and warrants as follows:

(a) Operating Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Operating Corp. does not have any Subsidiaries or own securities of any kind in any other entity except as set forth on Schedule 4(h) hereto.  Operating Corp. and each of its Subsidiaries are non-American corporations and are duly qualified in their respective countries to do business in permissible areas and are in good standing, except for any jurisdiction (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.

(b) There is no litigation or proceeding pending, or to the Operating Corp.’s knowledge, threatened, against or relating to Operating Corp., its Subsidiaries or to the Operating Corp. Shares or to the shares of each of the Subsidiaries.

(c) The authorized capital stock of Operating Corp. consists of 50,000,000 shares of common stock, US$0.01 par value per share, 12,803,339 shares issued and outstanding as of the date of this Agreement  To the knowledge of Operating Corp., all of its issued and outstanding shares of common stock are fully paid and nonassessable.

(d) There are no outstanding obligations of Operating Corp. or its Subsidiaries to repurchase, redeem or otherwise acquire any of their respective shares, and no party has the right to acquire any shares of Operating Corp, except for the shareholders identified in Exhibit A, and only to the extent set forth in Exhibit A.  Except as set forth in this Agreement, the representations set forth herein will be true at the time of the Closing as well.

(e) Execution of this Agreement and performance by Operating Corp. hereunder has been duly authorized by all requisite corporate action on the part of Operating Corp., and this Agreement constitutes a valid and binding obligation of Operating Corp., and Operating Corp.’s performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree. Operating Corp. does not violate any law or regulation, by which Operating Corp. is bound.

(f) To the best of Operating Corp.’s knowledge, there is no taxation in the BVI. Operating Corp. has completed all the tax liabilities in its country and all its subsidiaries have paid all taxes that are required to be paid. The tax liabilities that have accrued but not become payable have been reflected in the financial report provided to Shell Corp.

(g) Operating Corp.'s audited financial statements for the years ended December 31, 2002 through 2004 and  its unaudited financial statements for the period ended June  30, 2005, have been delivered to Shell Corp., are made in accordance with U.S. Generally Accepted Accounting Principles (US “GAAP”) and fairly present the financial condition of Operating Corp. as of the date of such statements.

(h) The basic information of each Subsidiary of Operating Corp. is hereto set forth in Schedule 4(h), in which the place of its incorporation and the authorized capitalization are indicated, together with the amount of the issued and outstanding shares or paid-up capital and the ownership percentage of each of the shareholders.  For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by Operating Corp. and/or any of its other Subsidiaries.  All of the outstanding shares of capital stock and paid-up capital of each Subsidiary have been duly authorized and legally validated and are fully paid and nonassessable.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither Operating Corp. nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 4 (h) hereto.  Neither Operating Corp. nor any Subsidiary is party to any agreement, which restricts the voting, or transfer of any shares of the capital stock of any Subsidiary.

(i) Since June 30, 2005, Operating Corp. has not experienced or suffered any Material Adverse Effect.

(j) Except as indicated in the financial statements and those incurred in the ordinary business hereto, neither Operating Corp. nor any of its Subsidiaries has incurred any external liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

 (k)  Starting from June  30, 2005 and ending on the date of the execution of this Agreement, no material event exists with respect to Operating Corp. or its Subsidiaries or their respective businesses, properties, operations or financial condition, which has not been disclosed to in writing as of the date of this Agreement.

(l) Schedule 4(l) hereto sets forth as of the date of the signature hereof all secured and unsecured external Indebtedness of Operating Corp. or any Subsidiary, or for which Operating Corp. or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of US$250,000  (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Operating Corp.’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of US$100,000 due under leases possibly required to be capitalized in accordance with US GAAP.

(m) Each of Operating Corp. and the Subsidiaries has the right to use all of its real property and the personal property reflected in the Financial Statements, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except to the extent that such mortgages, pledges, charges, liens, security interests or other encumbrances, individually or in the aggregate, do not cause a Material Adverse Effect.  All said leases of Operating Corp. and each of its Subsidiaries are valid and subsisting and in full force and effect.

(n) The business of Operating Corp. and the Subsidiaries has been and is presently being conducted in accordance with all applicable governmental laws, rules, regulations and ordinances. Operating Corp. and each of its Subsidiaries have all permits, licenses, consents and the authorizations and approvals in its country required in the governmental regulations necessary for the conduct of its business as now being conducted by it.

(o) Except as set forth on Schedule 4(o) or in the Financial Statements, Operating Corp. has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

(p) To the best of Operating Corp.’s knowledge, neither this Agreement, the Schedules hereto nor any other documents, certificates or instruments furnished to Shell Corp. by or on behalf of Operating Corp. or any Subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(q) Operating Corp. and each of the Subsidiaries have the rights to the relevant patents free of charge that are being assigned by Mr. Song Yi and the trade mark (under the name of Diguang Engine) as well as own websites and domain names (whether or not registered), which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(r) Operating Corp. and each of its Subsidiaries are in material compliance with the Chinese environmental requirements in the operation of their respective business, except to the extent that any non compliance, individually or in the aggregate, do not cause a Material Adverse Effect.  .

(s) Except as incurred or entered into in the ordinary course of business of Operating Corp. and its Subsidiaries, there are no loans, royalty agreements, management contracts or arrangements or other continuing transactions between (a) Operating Corp., any Subsidiary and any of their external customers or suppliers or (b) any officer, employee, consultant or director of Operating Corp., or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of Operating Corp. or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, has not been disclosed in writing to Shell Corp.

(t) Neither Operating Corp. nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 4(t) hereto.

(u) There are no agreements purporting to restrict the transfer of the Operating Corp. Shares, nor any other voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Operating Corp. Shares.  The Operating Corp. Shares held by the Shareholders are duly and validly issued, fully paid and non-assessable, and the issuing procedures are in full compliance with all BVI　governmental laws, rules and regulations.

(v) Operating Corp. has had the opportunity to perform all due diligence investigations of Shell Corp. and its business that they have deemed necessary or appropriate. Operating Corp. has had access to the documents and information about Shell Corp. and has reviewed sufficient information to allow it to evaluate the merits and risks with Shell Corp. for completing this Agreement.

(w) No current officer, director, affiliate or person known to Operating Corp. to be the record or beneficial owner in excess of 5% of Operating Corp.’s common stock, or any person known to be an associate of any of the foregoing is a party adverse to Operating Corp. or has a material interest adverse to Operating Corp. in any material pending legal proceeding.

(x) For the purposes of “Operating Corp.” of this Agreement, "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of either Operating Corp. or its Subsidiaries (if any) and/or on any condition, circumstance, or situation that could result in litigation, claims, disputes or property loss in excess of US$500,000 in the future, and that would prohibit or otherwise materially interfere with the ability of any other party to this Agreement to perform any of its obligations under this Agreement in any material respect.

5. Representations and Warranties of the Shareholders

The Shareholders represent and warrant as follows:

(a) The Shareholders have full right, power and authority to sell, transfer and deliver the Operating Corp. Shares, and simultaneously with delivery of the certificates thereof as contemplated in this Agreement, the Shareholders will transfer to Shell Corp. valid and marketable title to the Operating Corp. Shares, including all voting and other rights to the Operating Corp. Shares free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances. Each of the Shareholders owns and holds that number and percentage of Operating Corp. Shares listed next to their names on Exhibit A, which represent 100% of the issued and outstanding capital stock of Operating Corp.

(b) The communication address of the Shareholders is as listed on Exhibit A, attached hereto.

(c) The Shareholders are acquiring the Shell Corp. Stock for investment and not with a view to the distribution thereof. Therefore, the Shareholders will not sell or otherwise dispose of the Shell Corp. Stock without registration under the Securities Act of 1933, as amended, or an exemption therefrom, and the Shareholders understand that the certificate or certificates representing the Shell Corp. Stock will contain a legend to the foregoing effect.

(d) Shareholders who are not U.S. Persons (as defined in Rule 902 (k) of the Securities Act) understand that the shares of Shell Corp. Stock being exchanged for their shares of Operating Corp. Stock have not been registered under the United States Securities Act of 1933, as amended.  Shell Corp. is offering the Shell Corp. Stock  in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated under it.  All the shares of Shell Corp. will not be offered or sold in the United States unless registered under the Securities Act or an exemption from registration is available. Further, hedging transactions with regard to the shares may not be conducted unless in compliance with the Securities Act.

(e) The Shareholders of Operating  Corp. have complied in all material respects with the “Circular of State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents” promulgated by the State Administration of Exchange on October 21, 2005 (the “Circular”).

6. Conduct Prior to the Closing

Shell Corp. and Operating Corp. covenant that between the dates of this Agreement and the Closing as to each of them:

(a) Other than as contemplated in this Agreement, no change will be made in the charter documents, by-laws, or other corporate documents of Shell Corp. or Operating Corp.

(b) Shell Corp., and Operating Corp. will each make its best efforts to maintain and preserve Shell Corp. and Operating Corp.’s business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

 (c) In accordance with “Agreement for Sale of Stock” to be signed with Sino Olympics Industrial Limited, JLF Asset Management, LLC will acquire 876,941 shares of Operating Corp. to be transferred by Sino Olympics Industrial Limited for an aggregate amount of US$5,000,000 out of the issued and outstanding 12,803,339 shares of common stock of Operating Corp. immediately prior to the Closing. Thereafter, JLF Asset Management, LLC will convert the 876,941 shares of Operating Corp. Stock into 1,250,000 shares of Shell Corp. common stock that it will receive at the Closing.

(e) Except for the shares listed in Exhibit A, none of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Operating Corp. Shares owned by them.

7. Conditions to Obligations of Operating Corp.

Shell Corp. must fulfill each of the following clauses in this Agreement on or before the Closing, unless waived in writing by the Shareholders of Operating Corp.:

(a) The representations and warranties of Shell Corp. set forth herein will be true and correct as of the Closing.

(b) Shell Corp. will have performed all covenants required by this Agreement to be performed by it on or before the Closing.

(c) This Agreement will have been approved by the shareholders, if necessary, and the Board of Directors of Shell Corp. pursuant to properly constituted meetings or by written consent if permitted under applicable corporate law.

(d) Shell Corp. will have delivered to the Shareholders and Operating Corp. the following documents in form and substance reasonably satisfactory to counsel to the Shareholders, to the requirements that:

(i) Shell Corp. is a corporation duly organized, validly existing, and in good standing in the British

Virgin Islands after its redomicile from Nevada and is legally qualified to take the necessary corporate  action to carry out this Agreement.

(ii) Both Shell Corp.'s authorized capital stock and the issued and outstanding shares before and after the Closing are set forth in Schedule 7(d), and supported by the relevant certificate of incorporation and a statement for the issued and outstanding shares from the transfer agent regarding the issued and outstanding shares.

(iii)  The board of directors and shareholders (if required) of Shell Corp. have authorized the execution, delivery and performance of this Agreement and the related transactions.

(iv) Any further document as may be reasonably requested by counsel to the Shareholders and Operating Corp. in order to substantiate any of the representations or warranties of Shell Corp. set forth herein.

(v) An indemnification agreement by and among Chardan Capital LLC, the Placement Agents and the Shareholders, in form and substance satisfactory to Operating Corp. and the Shareholders.

(e) The business and operations of Shell Corp. will have suffered no Material Adverse Effect.

(f) Shell Corp. will provide audited financial statements in accordance with U.S. GAAP ending December 31, 2002, December 31, 2003 and December 31, 2004; and, unaudited financial statements ending June 30, 2005.

(g)

Shell Corp. will have completed a 3 for 5 reverse split of its issued and outstanding Common Stock or will have recapitalized itself upon conversion to a British Virgin Islands corporation with the same effect.

(h)

Terri Wonderly will have consented to cancel 4,967,940 (following completion of the reverse split pursuant to Section 7(g)) shares of Shell Corp.’s common stock, and Shell Corp. will have taken action to cancel such shares at the Closing of the transactions contemplated by this Agreement.

(i)

 Shell Corp. will have delivered a legal opinion from Nevada and BVI lawyers in form and substance to the satisfaction of counsel to Operating Corp. to the effect that the redomicile to the British Virgin Islands has been completed, that the above reverse stock split and cancellation have been completed and as to other matters such as due authorization and validity.

(j)

 Before the execution of this Agreement, JLF Asset Management, LLC or its designee will have remitted US$5,000,000 for the purpose of acquiring 876,941 shares of common stock of Operating Corp., which will be converted to 1,250,000 shares of common stock (the “JLF Shares”) of Shell Corp. out of 18,250,000 shares of Shell Corp. stock to be issued to the shareholders in the Operating Corp. as of the Closing.

(k) The Placement Agents will have raised at least US$12,000,000, of gross proceeds, for which the relevant parties will have entered into binding agreements, to acquire 2,400,000 shares of Shell Corp. Stock, the closing of which financing will be held simultaneously with the Closing of this Agreement.

(l) Shell Corp.'s common stock shall be currently quoted for trading on the OTCBB and Shell Corp. shall have received no notice that its common shares are not eligible for quotation.

(m) Shell Corp. shall indemnify and hold harmless the Shareholder Indemnified Parties from any loss,

damage, liability, or expense (including, without limitation, expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding against any thereof) incurred or suffered by the Shareholder Indemnified Parties, and arising out of or resulting from a breach of the representations and warranties of Shell Corp. provided in Section 3 hereto.

8. Conditions to Obligations of the Shell Corp.

The Operating Corp. must fulfill each of the following clauses in this Agreement on or before the Closing, unless waived in writing by the Shell Corp.:

(a) The representations and warranties of Operating Corp. set forth herein will be true and correct at the Closing.

(b) The Shareholders and Operating Corp. will have performed all covenants required in this Agreement on or before the Closing.

(c) This Agreement will have been approved by the Board of Directors of Operating Corp.

(d) Operating Corp. will have delivered to the Shell Corp. the following documents  in form and substance reasonably satisfactory to counsel to  the Shell Corp., to the requirements that:

(i) Operating Corp. is a corporation duly organized, validly existing, and in good standing and is legally qualified to take the necessary corporate action to carry out the share exchange agreement.

(ii) Operating Corp.'s authorized capital stock and the issued and outstanding shares are set forth Schedule 8 (d) ;

(iii)The resolutions of the board of directors and, if necessary, the Shareholders of Operating Corp. to execute this Agreement;

(iv) Any further document as may be reasonably requested by counsel to Shell Corp. in order to substantiate any of the representations or warranties of Operating Corp. set forth herein.

(e) The business and operations of Operating Corp. will have suffered no Material Adverse Effect.

(f) Operating Corp. will have provided audited financial statements in accordance with U.S. GAAP, on a consolidated basis, for its Subsidiaries ending December 31, 2002, December 31, 2003 and December 31, 2004; and, unaudited financial statements ending June 30, 2005.

(g) Prior to the Closing under this Agreement, JLF Asset Management, LLC will have remitted US$5,000,000, which is required for acquiring 876,941 shares of Operating Corp. for exchange into 1,250,000 shares of common stock of Shell  Corp. out of 18,250,000 shares of Shell Corp. stock  to be issued to the Shareholders in Shell Corp. .

(h) The Placement Agents will have raised  at least $12,000,000, of gross proceeds, for which the relevant parties will have  entered  into binding agreements, to acquire 2,400,000 shares of Shell Corp. Stock, the closing of which financing will beheld simultaneously  with the Closing of this Agreement.

9. Additional Covenants.

(a) Between the dates of this Agreement and the Closing, both Operating Corp. and Shell Corp. will urge their respective representatives to (i) afford the respective representatives access to the other personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by the other party; (ii) furnish the other parties and their representatives with copies of all such contracts, books and records, and other existing documents and data as they may reasonably request in connection with the transaction contemplated by this Agreement; and (iii) furnish the other parties and their representatives with such additional financial, operating, and other data and information as they may reasonably request.  Operating Corp. will provide to Shell Corp. and Shell Corp. will provide to Operating Corp., complete copies of all material contracts and other relevant information on a timely basis in order to keep the other parties fully informed of the status of their respective businesses and operations.

(b) Shell Corp. will deliver all copies of its corporate books, records and all property to Operating Corp. at the Closing. of this Agreement.

(c) Except as required  by law, the parties to this Agreement agree that they will not make any public announcements relating to this Agreement or the transactions contemplated herein or disclose same to any irrelevant third party  without the prior written consent of the other parties. The parties will cooperate in the drafting of a press release and Current Report on Form 8-K to be filed by Shell Corp. with the SEC immediately following the Closing.  Nothing in this paragraph shall be construed to prevent Shell Corp. from fulfilling its legal responsibilities to make timely disclosure regarding this Agreement and the transactions contemplated hereby as required by U.S. securities laws.

(d) Terri Wonderly will resign her position as president and director of Shell Corp. and the board of directors of Shell Corp., following the completion of the transactions of this Agreement, will consist of 5 members, 4 of them to be appointed by the Shareholders and 1 by Chardan Capital, LLC (the “Non-Diguang Member”).  The initial term of each director shall be for a period of 18 months.  At least three of the directors will qualify as “independent” under Nasdaq criteria, and at least one will qualify as a financial expert.

(e)

Shell corp. will have completed its redomicile from Nevada to the British Virgin Islands.

(f)

Following the consummation of the Share Exchange, the new board of directors of Shell Corp. may establish a stock option plan (the “Plan”) for the senior officers of the company.  The Plan may reserve up to 1,500,000 shares of the Company’s common stock, and vesting of granted options shall occur over a period of not less than 3.5 years from the date of an option grant.  No options may be issued under it prior to 18 months following the consummation of the Share Exchange without the consent of the non-Diguang Member of the board of directors.

(g) In addition to the shares to be issued to the Shareholders under Exhibit A, the parties agree that the Shell Corp. will also issue up to 6,000,000 additional shares (the “Incentive Shares”) for the managing officers of Operating Corp. out of the Company’s common stock in the amounts and to the parties listed on Exhibit 9(g), if the Operating Corp. achieves the yearly financial performance targets set forth on Exhibit 9(g) for the years 2006 through 2009.  If the financial performance target(s) for any year are met, all of the Incentive Shares for that year will be issued.  If the financial performance target(s) for any year are not met, none of the Incentive Shares for that year will be issued. The determination as to whether the financial performance target(s) has (have) been met and the Incentive Shares are issuable shall depend on the financial statements of Shell Corp. audited in accordance with U.S. GAAP as presented in  its SEC filings.  The Incentive Shares to be issued, if any, will be issued at the same time with such filing.  The Incentive Shares will not be registered.

(h) The Shareholders agree that for a period of 18 months from the date of the Closing they will not register for public sale in the United States or any other jurisdiction the shares of Shell Corp. Stock that they will receive as a result of this Agreement.  This prohibition will apply to any transferees of the shares described in this Section 9(h), unless such transferees received the shares pursuant to a sale in the market made in compliance with Rule 144 of the Securities Act.

(i) Within 90 days of the Closing, Shell Corp. will file a registration statement on Form F-1 (or such other form as available) for the public resale of the JLF Shares.  Shell Corp. agrees to use its best efforts to have this registration statement declared effective within 180 days of filing or 5 days of the date that it is informed by the SEC staff that (i) the SEC will not review the registration statement or (ii) Shell Corp. may request the acceleration of the effectiveness of the registration statement and Shell Corp. makes such request ..

10. Termination.

This Agreement may be terminated upon the following occurrence: (1) by mutual consent of the parties in writing; (2) by either Operating Corp. or Shell Corp. if there has been a material misrepresentation or material breach of any warranty or covenant by any party that is not cured by the breaching party within 15 days following notice of such breach or such later date as agreed by the parties; or (3) by either the Shell Corp. or the Shareholders or Operating Corp. if the Closing does not occur by or before February 28, 2006. Following any such termination, Operating Corp. and the Shareholders on the one hand and Shell Corp. and Shell Indemnifying Shareholder on the other hand shall be free to negotiate with other reverse merger candidates and/or conduct other fund raising as it/they deem appropriate and all parties hereby acknowledge and agree that they have no claims against the other parties for such activities.

11.  Expenses

If this transaction does not close or is terminated, each party to this Agreement will pay its respective costs and expenses in connection with the negotiation, preparation and the Closing of this Agreement.

12. Survival of Representations and Warranties.

The representations and warranties of the Shareholders, Operating Corp. and Shell Corp. etc. set out in this Agreement shall survive the consummation of the transactions contemplated herein and remain in full force and effect  for a period of 36 months after the Closing.

13. Waiver.

If one party fails to comply with any of the obligations, agreements or conditions, then, the other parties who comply with the same may waive in writing the failure caused by the non-complying party(ies).  A waiver of any one provision by any party hereto shall not be deemed to be a continuing waiver of any such provision nor shall it constitute a waiver of any other provision not explicitly waived, and all other provisions herein shall continue in full force and effect notwithstanding any such waiver.

14.  Brokers.

The parties agree to indemnify and hold harmless the other parties against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party,  which has not otherwise been disclosed in this Agreement or the schedules hereto.

15. Notices.

All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Shell Corp. or the Shell Indemnifying Shareholder, to:

Online Processing Inc.

750 East Interstate 30, Suite 100,

Rockwell, Texas 75087

Attn: : Terri Wonderly

With a copy, which shall not constitute notice to:

Law Offices of Louis E. Taubman, P.C.

225 Broadway, Suite 1200

New York, New York 10007

Attn: Louis E. Taubman, Esq.

If to Operating Corp. to：

Diguang International Holdings, Ltd.

8F/64 Bldg, Jinlong Industry District Majialong

Nanshan District Shenzhen, P.R.China

Post Code: 518052

Attn:  Jack Song/Wang Hua

If to a Shareholder, to the above address of Operating Corp.

16. General Provisions.

(a) This Agreement will be governed by and under the laws of the State of New York, USA without giving effect to conflicts of law principles.  If any provision hereof is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

(b) Any dispute arising under or in any way related to this Agreement will be, in principle, settled through the consultation to be made by the parties. If the agreement cannot be reached through the consultation, the dispute will be submitted to binding arbitration with the American Arbitration Association, in accordance with its rules then in effect.  All the parties agree that the arbitration will proceed in San Francisco. The arbitration award will be binding on all the parties and shall be enforceable in any court of competent jurisdiction.

(c) This Agreement constitutes the entire agreement and final understanding of the parties and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties whether written or verbal, express or implied, relating in any way to the subject matter hereof.  This Agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by all parties.

(d) This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

(e) The parties agree to take any further actions and to execute any further documents, which are necessary or appropriate to carry out the purposes of this Agreement.

(f) The headings of the paragraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement.

(g) This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects. This Agreement is signed as of January ___ 2006. This Agreement will come into full force and effect following:（i）deposit of US$5,000,000 into the account designated by the shareholders of Sino Olympics Industrial Ltd. and (ii) infusion of the net proceeds of the US$12,000,000 into the account of Operating Corp. from the aforesaid relevant investors.

The account Numbers are as follows:

   1) For Inward Payment

Beneficiary Bank Name:

    Beneficiary Bank Address:

Beneficiary Account Name:

Beneficiary Account Number:

Swift Code:

Bank Code:

2) For Inward Payment

Correspondent of Beneficiary's bank:

Swift Code:

Beneficiary Bank Name:

Beneficiary Bank Address:

Beneficiary Account Name:

Beneficiary Account Number:

Swift Code(Hong Kong):

(h)

Although the original of this Agreement (the “Original”) is drafted in the English and Chinese  languages, the Parties hereto agree that any disputes regarding the terms and conditions of this Agreement shall be resolved according to the terms of the English language version of the Original. The parties have participated jointly, through the use of the English language, in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it was drafted jointly by the parties in the English language together with reference in the Chinese versions and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SIGNATURE PAGE FOLLOWS:

EXECUTED:

Online Processing, Inc.

By:________________________________

Terri Wonderly,

    President

Diguang International Holdings, Ltd

By________________________________

        SONG Yi

                    Director

______________________________

Terri Wonderly